Exhibit 20.1

                        CIT Home Equity Loan Trust 2002-1
            Home Equity Loan Asset Backed Certificates, Series 2002-1
                          Master Servicer's Certificate

                                                           Due Period 11/30/2002
                                                   Determination Date 12/20/2002
                                                    Distribution Date 12/26/2002

I     Available in Certificate Account

      Principal collected on Mortgage Loans                        23,033,133.22
      All Liquidation Proceeds with respect to Principal               50,000.00
      Recoveries on previously Liquidated Mortgages with
        respect to Principal                                                0.00
      Principal portion of Purchase Price on Repurchased
        Mortgage Loans                                                      0.00
      Substitution Adjustment with respect to Principal                     0.00
                                                                   -------------

          Principal Distribution Amount                            23,083,133.22

      Interest collected on Mortgage Loans                          5,573,446.30
      Interest portion of Purchase Price on Repurchased
        Mortgage Loans                                                      0.00
      Recoveries on previously Liquidated Mortgages with
        respect to Interest                                                 0.00
      Substitution Adjustment with respect to Interest                      0.00
      Master Servicer Monthly Advances (net of Compensating
        Interest)                                                   1,231,282.03
      Reimbursement of previous months Servicer Advances             -557,836.92
      Compensating Interest                                            10,089.27
      Investment Earnings on Certificate Account                            0.00
                                                                   -------------

          Interest Remittance Amount                                6,256,980.68

      Amount not Required to be deposited                                   0.00

          Total available in the Certificate Account               29,340,113.90

II   Distributions                                   Per $ 1,000       Amount
                                                     -----------   -------------

1.   Aggregate Class AF -1A Distribution                61.90       6,767,198.11

2.   Aggregate Class AF-1B Distribution                 62.45       6,139,506.27

3.   Aggregate Class A-2 Distribution                    3.80         257,938.42

4.   Aggregate Class A-3 Distribution                    4.32         296,651.75

5.   Aggregate Class A-4 Distribution                    4.97         249,695.25

6.   Aggregate Class A-5 Distribution                    5.59         174,515.92

7.   Aggregate Class A-6 Distribution                    5.16         244,176.67

8.   Aggregate Class A-7 Distribution                   30.32       6,822,332.76

9.   Aggregate Class MF-1 Distribution                   5.47         195,293.25

10.  Aggregate Class MF-2 Distribution                   5.88         198,209.50

11.  Aggregate Class BF Distribution                     6.21         160,141.33

12.  Aggregate Class AV Distribution                    26.79       4,608,850.60

13.  Aggregate Class MV-1 Distribution                   1.79          24,126.27

14.  Aggregate Class MV-2 Distribution                   2.26          24,640.18

15.  Aggregate Class BV Distribution                     2.82          30,758.20

16.  Aggregate Class X-IO Distribution                   0.00       2,530,592.42

17.  Aggregate Class R Distribution                      0.00

18.  Aggregate Master Servicer Distribution                           615,487.00
                                                                   -------------

        Total Distributions =                                      29,340,113.90

III  Certificate Class Balances                       Factor %        Amount
                                                      --------    --------------

     Opening Senior Class A Certificate Balances
        as reported in prior
     Monthly Master Servicer Report for Group I
        Certificates:
                (a)  Class AF-1A                       34.3761     37,579,995.09
                (b)  Class AF-1B                       34.3761     33,795,182.21
                (c)  Class A-2                        100.0000     67,730,000.00
                (d)  Class A-3                        100.0000     68,590,000.00
                (e)  Class A-4                        100.0000     50,190,000.00
                (f)  Class A-5                        100.0000     31,210,000.00
                (g)  Class A-6                        100.0000     47,260,000.00
                (h)  Class A-7                         71.1736    160,140,693.26
                                                                  --------------
                                                                  496,495,870.56

     Opening Subordinated Class MF & BF
        Certificate Balances as reported in prior
     Monthly Master Servicer Report for Group I
        Certificates:
                (a)  Class MF-1                       100.0000     35,670,000.00
                (b)  Class MF-2                       100.0000     33,690,000.00
                (c)  Class BF                         100.0000     25,760,000.00
                                                                  --------------
                                                                   95,120,000.00

     Opening Senior Class AV Certificate Balances
        as reported in prior
     Monthly Master Servicer Report for Group II
        Certificates:
                (a)  Class AV                         63.9594     110,029,458.40

     Opening Subordinated Class MV & BV Certificate
        Balances as reported in prior
     Monthly Master Servicer Report for Group II
        Certificates:
                (b)  Class MV-1                       100.0000     13,470,000.00
                (c)  Class MV-2                       100.0000     10,880,000.00
                (d)  Class BV                         100.0000     10,890,000.00
                                                                  --------------
                                                                  145,269,458.40

IV   Principal Distribution Amount

1(a). Basic Principal Amount                               No.         Amount
                                                           ---     -------------
      (a)  Stated principal collected                               2,025,140.00
      (b)  Principal Prepayments                           238     21,007,993.22
      (c)  Liquidation Proceeds                                        50,000.00
      (d)  Repurchased Mortgage Loans                        0              0.00
      (e)  Substitution Adjustment related to
             Principal                                                      0.00
      (f)  Recoveries on previously Liquidated
             Mortgages with respect to Principal                            0.00
                                                                  --------------

               Total Principal Distribution                        23,083,133.22

1(b) Subordination Increase Amount                                    200,589.75

2(a). Class AF Principal Distribution Amount for Group I Certificates:

                                                     Per $ 1,000
                                                     -----------
         1.  Class AF-1A                               61.4527      6,718,010.07
         2.  Class AF-1B                               61.4527      6,041,415.75
         3.  Class A-2                                  0.0000              0.00
         4.  Class A-3                                  0.0000              0.00
         5.  Class A-4                                  0.0000              0.00
         6.  Class A-5                                  0.0000              0.00
         7.  Class A-6
             (a) Class A-6 Lockout Percentage                  0.00%
             (b) Class A-6 Lockout Distribution
                 Amount                                 0.0000              0.00
         8.  Class A-7                                 26.9941      6,073,675.02

2(b) Class MF & BF Principal Distribution Amount
     Group I Certificates:
         1.  Class MF-1                                 0.0000              0.00
         2.  Class MF-2                                 0.0000              0.00
         3.  Class BF                                   0.0000              0.00

2(c) Class AV Principal Distribution Amount
     Group II Certificates:
         1.  Class AV                                  25.8711      4,450,622.13

2(d) Class AV Principal Distribution Amount
     Group II Certificates:
         1. Class MV-1                                  0.0000              0.00
         2. Class MV-2                                  0.0000              0.00
         3. Class BV                                    0.0000              0.00

2(e) Class M Applied Realized Loss for Group
     I Certificates:
         1. Class MF-1                                  0.0000              0.00
         2. Class MF-2                                  0.0000              0.00
         3. Class BF                                    0.0000              0.00

2(f) Class B Applied Realized Loss for Group
     II Certificates:
         1.  Class MV-1                                 0.0000              0.00
         2.  Class MV-2                                 0.0000              0.00
         3.  Class BV                                   0.0000              0.00

                                                     Factor %         Amount
                                                     ---------    -------------
Ending Senior Class A Certificate Balances after
  distributions of principal in this Monthly Master
  Servicer Report for Group I Certificates:
         (a)  Class AF-1A                              28.2308     30,861,985.02
         (b)  Class AF-1B                              28.2308     27,753,766.46
         (c)  Class A-2                               100.0000     67,730,000.00
         (d)  Class A-3                               100.0000     68,590,000.00
         (e)  Class A-4                               100.0000     50,190,000.00
         (f)  Class A-5                               100.0000     31,210,000.00
         (g)  Class A-6                               100.0000     47,260,000.00
         (h)  Class A-7                                68.4742    154,067,018.24
                                                                  --------------
                                                                  477,662,769.72

Ending Subordinated Class MF & BF Certificate
  Balances after distributions of principal in
  this Monthly Master Servicer Report Group I
  Certificates:
         (a)  Class MF-1                              100.0000     35,670,000.00
         (b)  Class MF-2                              100.0000     33,690,000.00
         (c)  Class BF                                100.0000     25,760,000.00
                                                                  --------------
                                                                   95,120,000.00

Ending Senior Class AV Certificate Balances after
  distributions of principal in this Monthly Master
  Servicer Report for Group II Certificates:
         (a)  Class AV                                 61.3723    105,578,836.27

Ending Subordinated Class  MV & BV Certificate
  Balances after distributions of principal in this
  Monthly Master Servicer Report for Group II
  Certificates:
         (b)  Class MV-1                              100.0000     13,470,000.00
         (c)  Class MV-2                              100.0000     10,880,000.00
         (d)  Class BV                                100.0000     10,890,000.00
                                                                  --------------
                                                                  140,818,836.27

V    Interest Distribution Amount

     Fixed Rate Certificates

       (b) Fixed Rate Certificates applicable Pass-Through Rate
             1.  Class AF-1A                                 1.52000%
             2.  Class AF-1B                                 3.48300%
             3.  Class A-2                                   4.57000%
             4.  Class A-3                                   5.19000%
             5.  Class A-4                                   5.97000%
             6.  Class A-5                                   6.71000%
             7.  Class A-6                                   6.20000%
             8.  Class A-7                                   5.61000%
             9.  Class MF-1                                  6.57000%
             10. Class MF-2                                  7.06000%
             11. Class BF                                    7.46000%

     Variable Rate Certificates

       (b)  LIBOR Rate                                       1.38000%

             1. Class AV                                     1.67000%
             2. Class MV-1                                   2.08000%
             3. Class MV-2                                   2.63000%
             4. Class BV                                     3.28000%


     INTEREST REMITTANCE AMOUNT
         1. Interest collected on Mortgage Loans    5,573,446.30
         2. Interest advanced on Mortgage Loans       673,445.11
         3. Compensating Interest on Mortgage
              Loans                                    10,089.27
         4. Substitution Adjustment interest                0.00
         5. Purchase Price interest on
              repurchased accounts                          0.00
         6. Liquidation Proceeds interest portion           0.00
         7. Recoveries on previously Liquidated
              Mortgages with respect to Interest            0.00
                TOTAL INTEREST REMITTANCE AMOUNT                    6,256,980.68


     Current Interest Requirement

         1.  Class AF-1A  @ applicable Pass-Through Rate               49,188.04
         2.  Class AF-1B @ applicable Pass-Through Rate                98,090.52
         3.  Class A-2 @ applicable Pass-Through Rate                 257,938.42
         4.  Class A-3 @ applicable Pass-Through Rate                 296,651.75
         5.  Class A-4 @ applicable Pass-Through Rate                 249,695.25
         6.  Class A-5 @ applicable Pass-Through Rate                 174,515.92
         7.  Class A-6 @ applicable Pass-Through Rate                 244,176.67
         8.  Class A-7 @ applicable Pass-Through Rate                 748,657.74
         9.  Class MF-1 @ applicable Pass-Through Rate                195,293.25
         10. Class MF-2 @ applicable Pass-Through Rate                198,209.50
         11. Class BF @ applicable Pass-Through Rate                  160,141.33
         12. Class AV @ applicable Pass-Through Rate                  158,228.47
         13. Class MV-1 @ applicable Pass-Through Rate                 24,126.27
         14. Class MV-2 @ applicable Pass-Through Rate                 24,640.18
         15. Class BV  @ applicable Pass-Through Rate                  30,758.20

     Interest Carry Forward Amount

         1.  Class AF-1A                                    0.00
         2.  Class AF-1B                                    0.00
         3.  Class A-2                                      0.00
         4.  Class A-3                                      0.00
         5.  Class A-4                                      0.00
         6.  Class A-5                                      0.00
         7.  Class A-6                                      0.00
         8.  Class A-7                                      0.00
         9.  Class MF-1                                     0.00
         10. Class MF-2                                     0.00
         11. Class BF                                       0.00
         12. Class AV                                       0.00
         13. Class MV-1                                     0.00
         14. Class MV-2                                     0.00
         15. Class BV                                       0.00
         16. Class X-IO                                     0.00

     Certificates Interest Distribution Amount
                                                   Per $ 1,000
                                                   -----------
         1.  Class AF-1A                            0.44994548        49,188.04
         2.  Class AF-1B                            0.99776747        98,090.52
         3.  Class A-2                              3.80833338       257,938.42
         4.  Class A-3                              4.32500000       296,651.75
         5.  Class A-4                              4.97500000       249,695.25
         6.  Class A-5                              5.59166677       174,515.92
         7.  Class A-6                              5.16666674       244,176.67
         8.  Class A-7                              3.32736773       748,657.74
         9.  Class MF-1                             5.47500000       195,293.25
         10. Class MF-2                             5.88333333       198,209.50
         11. Class BF                               6.21666654       160,141.33
         12. Class AV                               0.91977254       158,228.47
         13. Class MV-1                             1.79111136        24,126.27
         14. Class MV-2                             2.26472243        24,640.18
         15. Class BV                               2.82444444        30,758.20
                                                                    ------------
                                                                   2,910,311.51

VI   Credit Enhancement Information

                                                                Group I        Group II           Total

       (a) Senior Enhancement Percentage                         18.09%          28.22%           46.32%

       (b) Overcollateralization Amount:

             1. Opening Overcollateralization Amount      12,683,784.02    7,461,499.72    20,145,283.74
             2. Ending Overcollateralization Amount       12,683,784.02    7,461,499.72    20,145,283.74
             3. Targeted Overcollateralization Amount     12,683,784.02    7,461,499.72    20,145,283.74
             4. Subordination Deficiency                           0.00            0.00             0.00
             5. Overcollateralization Release Amount               0.00            0.00             0.00

VII  Trigger Information

       1. (a) 60+ Delinquency  Percentage                     5.08%      8.04%
          (b) Delinquency Event in effect
                (Group I > 50% or Group II > 40%) ?              NO         NO

       2. (a) Cumulative Loss Percentage                      0.06%      0.00%
          (b) Applicable Loss Percentage for current
                Distribution                                  2.25%      3.25%
          (c) Cumulative Loss Trigger Event in effect            NO         NO


VIII Pool Information                                     No.         Amount
                                                         -----    --------------

       (a) Closing Mortgage Loan Principal Balance:
           1. Fixed Rate                                 8,020    585,466,553.74
           2. Adjustable Rate                            1,576    148,280,335.99

                Total Closing Mortgage Loan
                  Principal Balance:                     9,596    733,746,889.73

       (b) Balloon Mortgage Loans
           1. Fixed Rate                                   472     34,319,941.75
           2. Adjustable Rate                                0              0.00

                Total Balloon Mortgage Loans:              472     34,319,941.75

       (c) Weighted Average Mortgage Rate:
           1. Fixed Rate                                                  9.743%
           2. Adjustable Rate                                             9.613%

                Total  Weighted Average
                  Mortgage Rate                                           9.717%

       (d) Weighted Average Net Mortgage Rate:
           1. Fixed Rate                                                  9.274%
           2. Adjustable Rate                                             9.250%

       (e) Weighted Average Remaining Maturity:
           1. Fixed Rate                                                  277.19
           2. Adjustable Rate                                             333.24

       (f) Weighted Average Original Maturity:
           1. Fixed Rate                                                  313.00
           2. Adjustable Rate                                             359.00


IX   Delinquency Information                       No.      %         Amount
                                                   ----------------------------

     A.  Fixed Rate Mortgage Loans:
           (a) Delinquent Contracts:
                 1. 31 - 59 Day Accounts           449    5.11%    29,912,022.49
                 2. 60 - 89 Day Accounts           156    1.74%    10,180,034.73
                 3. 90+ Day Accounts               285    3.29%    19,257,999.34

           (b) Mortgage Loans - In Foreclosure     172    2.12%    12,412,010.51
           (c) REO Property Accounts                43    0.49%     2,884,166.21

     B.  Adjustable Rate Mortgage Loans:
           (a) Delinquent Contracts:
                 1. 31 - 59 Day Accounts           126    6.97%    10,334,084.41
                 2. 60 - 89 Day Accounts            45    2.56%     3,797,211.40
                 3. 90+ Day Accounts                84    4.60%     6,825,344.15

           (b) Mortgage Loans - In Foreclosure      51    2.79%     4,136,513.40
           (c) REO Property Accounts                17    0.92%     1,359,587.90

     C.  Total For All Mortgage Loans
           (a) Delinquent Contracts:
                 1. 31 - 59 Day Accounts           575    5.49%    40,246,106.90
                 2. 60 - 89 Day Accounts           201    1.90%    13,977,246.13
                 3. 90+ Day Accounts               369    3.55%    26,083,343.49

           (b) Mortgage Loans - In Foreclosure     223    2.26%    16,548,523.91
           (c) REO Property Accounts                60    0.58%     4,243,754.11

X    Realized Losses                                  No.              Amount
                                                     ----           ------------

     1. (a) Gross Realized Losses during
              the period                               2              250,589.75

        (b) Realized Losses during the period
              1. Group I                                              200,589.75
              2. Group II                                                   0.00
                                                                    ------------

                   Total                                              200,589.75

        (c) Cumulative Gross Realized Losses           8            1,093,298.52

        (d) Cumulative Realized Losses
              1. Group I                                              458,907.81
              2. Group II                                                   0.00

                   Total                                              458,907.81

        (e) Cumulative Applied Realized Losses

               i. Class B-4                                                 0.00
              ii. Class B-3                                                 0.00
             iii. Class B-2                                                 0.00
              iv. Class B-1                                                 0.00
               v. Class M-2                                                 0.00
              vi. Class M-1                                                 0.00

XI   Miscellaneous Information

       1. (a) Monthly Master Servicer Fee

               i. Monthly Servicing Fee                              315,429.42
              ii. Mortgage Fees                                      282,954.19
             iii. Mortgage Insurance Premium Reimbursement            17,103.39
              iv. Certificate Account Investment Earnings                  0.00

          (b) Amount of prior unpaid Master Servicing
                Fees paid with this distribution                           0.00

          (c) Total Master Servicing Fees paid with this
                distribution                                         615,487.00

          (d) Amount of unpaid Master Servicing Fees as
                of this distribution                                       0.00

       2. (a) Opening Master Servicer Advance Balance              9,040,995.90

          (b) Current Advance (exclusive of Compensating
                Interest)                                          1,231,282.03

          (c) Reimbursement of prior Master Servicer
                Advances                                            (557,836.92)
                                                                   -------------

          (d) Ending Master Servicer Advance Balance               9,714,441.01

       3. Current period Compensating Interest                        10,089.27

       4. (a) Stepdown Date in effect ?                      NO
                                                                   -------------